UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2011

eDiets.com, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-30559	56-0952883
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Corporate Drive

Suite 600

Fort Lauderdale, FL 33334

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (954) 360-9022

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On April 15, 2011, the Board of Directors of eDiets.com, Inc. (the “Company”) increased the size of the Board of Directors of the Company (the “Board”) from seven to eight members and appointed Thomas Connerty to serve as non-executive member of the Board for a term expiring at the 2012 annual meeting of stockholders when his successor is elected and qualified, or his earlier resignation or removal.

There are no arrangements between Mr. Connerty and any other person pursuant to which he was selected as a director. As of the date of this Form 8-K, Mr. Connerty has not been appointed to any committees of the Board. There are no related party transactions between the Company and Mr. Connerty required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with his appointment to the Board, the Compensation Committee of the Board approved the grant of options to purchase 400,000 shares of Company common stock at a per share exercise price equal to the closing price of the Company’s common stock on April 15, 2011 under the 2010 Amended and Restated Equity Incentive Plan (the “Plan”). Subject to stockholder approval of the increase in the total number of shares that may be allocated under the Plan at the May 3, 2011 annual meeting of stockholders, 200,000 shares shall vest on May 3, 2011, 100,000 shares shall vest on July 1, 2011 and 100,000 shares shall vest on October 1, 2011.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) Effective April 15, 2011, the Company amended Article IV, Section 3, of its Amended and Restated Bylaws (the “Bylaws”) to provide that in the case of an increase in the size of the Board, the Board shall have power to elect each additional director to hold office until either (i) the next annual meeting of stockholders and until his successor is elected and qualified or his earlier resignation or removal or (ii) to the extent that the vacancy occurs within 30 days of the next annual meeting of stockholders, until the annual meeting that occurs in the succeeding year (and for a term not to exceed 13 months) and until his successor is elected and qualified or his earlier resignation or removal. Previously, the Bylaws provided that any director elected to fill a vacancy on the Board following an increase in the size of the Board held office only until the next annual meeting of stockholders and until his successor is elected and qualified or his earlier resignation or removal.

A copy of the Bylaws, as amended, is filed as Exhibit 3.2 to this Form 8-K and is incorporated herein by reference.

Item 8.01 Other Events.

A copy of the press release issued by the Company announcing the appointment of Mr. Connerty to the Board is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are filed as part of this Form 8-K.

Exhibit No.	Description

3.2	Amended and Restated Bylaws of eDiets.com, Inc., as amended.

99.1	Press release issued by eDiets.com, Inc. on April 18, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eDiets.com, Inc.

Date: April 21, 2011	By:	/s/ Kevin N. McGrath
Kevin N. McGrath
President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description

3.2	Amended and Restated Bylaws of eDiets.com, Inc., as amended.

99.1	Press release issued by eDiets.com, Inc. on April 18, 2011.